Arxis Completes the Acquisition of Omnetics Connector Corporation

BLOOMFIELD, Conn., August 18, 2026 — Arxis, Inc. (NASDAQ: ARXS) (the “Company” or “Arxis”), a publicly-traded industrial compounder formed in partnership with Arcline Investment Management (“Arcline”), today announced that it has completed its previously announced acquisition of Omnetics Connector Corporation (“Omnetics”). The transaction was based on an agreed enterprise value of approximately $770 million, subject to customary closing adjustments. At closing and considering the recent increase in the Company's share price, Arxis issued 13,351,964 shares of its Class A common stock to the former Omnetics shareholders (approximately 3.1% of total common stock as of the closing date), which are subject to lockup provisions. As previously announced, the combined purchase price multiple with the MagCanica acquisition is approximately 12x FY27 estimated adjusted EBITDA.

Omnetics, headquartered in Minneapolis, Minnesota, is a leading designer and manufacturer of proprietary high-reliability Micro-D-Sub and Nano-D-Sub connectors and interconnect assemblies used in critical defense and space, commercial aerospace, and medical applications where size, weight, and reliability are mission critical. Omnetics will operate within Arxis' Electronic Components Segment.

The Omnetics acquisition reflects the differentiated value of the Arxis–Arcline partnership. Arcline provides Arxis with institutional capabilities that complement Arxis’ operating expertise, including research-driven market mapping, proprietary sourcing access, disciplined underwriting, and proven capital allocation expertise. These capabilities, which are difficult for a standalone strategic acquiror to replicate, expand Arxis’ addressable acquisition universe and strengthen its ability to acquire and integrate high-quality businesses with leading positions on long-duration platforms.

William Blair & Company, L.L.C. served as financial advisor to Arxis and Vermillion Capital served as advisor to Omnetics.

About Arxis
Arxis is a leading designer and manufacturer of proprietary, mission-critical electronic and mechanical components for aerospace and defense, medical technology, and specialized industrial markets. Leveraging significant intellectual property and world-class engineering and operational capabilities, Arxis designs and delivers innovative solutions that address its customers' most complex performance needs. Arxis is a portfolio company of Arcline Investment Management. For more information, visit www.arxis.com.

About Arcline Investment Management
Arcline Investment Management is a private investment firm with over $30 billion in assets under management. Arcline seeks to build the next generation of Industrial Compounders – market-leading, non-disruptible industrial platforms designed to consistently grow earnings over decades. For more information visit www.arcline.com.

About Omnetics Connector Corporation
Founded in 1984, Omnetics designs and manufactures micro-miniature and nano-miniature high reliability connectors and interconnect systems for aerospace, defense, space, medical and industrial customers worldwide. Since its inception, Omnetics has been at the forefront of innovation and excellence in the world of connectors and interconnect solutions. For more information, visit www.omnetics.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about FY27 estimated adjusted EBITDA, the anticipated benefits of the acquisition, and other matters. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to: (i) the risk that the expected benefits of the acquisition may not be realized or may take longer to realize than expected and (ii) unanticipated difficulties or expenditures relating to the integration of the acquisition. The actual financial impact of the acquisition may differ from the expected financial impact described in this press release. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Arxis’ business, particularly those identified in the risk factor discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Arxis undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Contacts

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Media
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(212) 355-4449